CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-48066 of Prudential Institutional Fund of our report dated November 16, 1995, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus, which is a part of such Registration Statement, and "Counsel and Auditors" in the Statement of Additional Information.


Deloitte & Touche LLP
New York, New York
January 25, 1996